Press Release For immediate release Jordan Krugman, Investor Relations Doug Kidd, Media Relations 404-439-4605 404-479-2922

Invesco Reports Results for Year and Three Months Ended December 31, 2011

Adjusted diluted EPS for the year of $1.68, up 21.7% from prior year
Net inflows for the year of $24.5 billion
$436.5 million of shares repurchased during 2011

Atlanta, January 26, 2012 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the year and three months ended December 31, 2011.

“Invesco's efforts to provide strong, long-term investment performance to our clients contributed to the third year of long-term organic growth for the firm in spite of volatile markets, particularly during the final quarter of 2011,” said Martin L. Flanagan, president and CEO of Invesco. “Strong investment performance led to positive net flows of $24.5 billion for the year and contributed to a 21.7% increase in adjusted earnings per share.  Our efforts to enhance our business over the past year have positioned us to provide solid results in volatile markets and even stronger results should the markets further strengthen in 2012.”

	2011	2010	% Change
Adjusted Financial Measures(1)(2)
Net revenues	$2,898.4m	$2,521.1m	15.0%
Operating income	$1,068.9m	$897.7m	19.1%
Operating margin	36.9%	35.6%
Net income attributable to common shareholders	$781.6m	$639.7m	22.2%
Diluted EPS	$1.68	$1.38	21.7%
U.S. GAAP Financial Measures(2)
Operating revenues	$4,092.2m	$3,487.7m	17.3%
Operating income	$898.1m	$589.9m	52.2%
Operating margin	21.9%	16.9%
Net income attributable to common shareholders	$729.7m	$465.7m	56.7%
Diluted EPS	$1.57	$1.01	55.4%

Assets Under Management
Ending AUM	$625.3bn	$616.5bn	1.4%
Average AUM(2)	$634.3bn	$532.3bn	19.2%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 15 for a reconciliation to their most directly comparable U.S. GAAP measures.

(2)
The 2011 results include a full year of activity for the acquired Morgan Stanley retail asset management business. The 2010 results include the 7 months of activity following the June 1, 2010 acquisition.

	Q4-11	Q3-11	Q4-11 vs. Q3-11	Q4-10	Q4-11 vs. Q4-10
Adjusted Financial Measures(1)
Net revenues	$716.8m	$706.1m	1.5%	$736.0m	(2.6)%
Operating income	$256.3m	$255.7m	0.2%	$280.2m	(8.5)%
Operating margin	35.8%	36.2%		38.1%
Net income attributable to common shareholders	$190.5m	$192.3m	(0.9)%	$209.3m	(9.0)%
Diluted EPS	$0.42	$0.42	—%	$0.44	(4.5)%
U.S. GAAP Financial Measures
Operating revenues	$997.1m	$997.8m	(0.1)%	$1,028.5m	(3.1)%
Operating income	$211.6m	$227.8m	(7.1)%	$198.7m	6.5%
Operating margin	21.2%	22.8%		19.3%
Net income attributable to common shareholders	$202.3m	$166.9m	21.2%	$175.2m	15.5%
Diluted EPS	$0.44	$0.36	22.2%	$0.37	18.9%

Assets Under Management
Ending AUM	$625.3bn	$598.4bn	4.5%	$616.5bn	1.4%
Average AUM	$621.7bn	$632.7bn	(1.7)%	$616.0bn	0.9%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 15 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at December 31, 2011 were $625.3 billion (September 30, 2011: $598.4 billion), an increase of $26.9 billion during the fourth quarter. Total net inflows were $6.0 billion for the fourth quarter as detailed below:

Summary of net flows (in billions)	Quarterly		Year-to-date
	Q4-11	Q3-11	Dec 31, 2011	Dec 31, 2010
AUM excluding ETF, UIT and Passive	($0.2)	$0.6	$1.7	$1.2
ETF, UIT and Passive	5.8	2.7	17.5	4.3
Net long-term flows	5.6	3.3	19.2	5.5
Institutional money market	0.4	(1.1)	5.3	(15.5)
Total net flows	$6.0	$2.2	$24.5	($10.0)

Net market gains led to a $20.8 billion increase in AUM during the fourth quarter, compared to a $52.2 billion decrease in the third quarter 2011. Foreign exchange rate movements led to a $0.1 billion increase in AUM during the fourth quarter, compared to a $5.3 billion decrease in the third quarter 2011.

Average AUM during the fourth quarter were $621.7 billion, compared to $632.7 billion for the third quarter 2011, a 1.7% decrease. Average long-term AUM during the fourth quarter were $552.1 billion compared to $564.3 billion for the third quarter 2011, a 2.2% decrease.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in the most recent Form 10-Q and the Form 10-K for the year ended December 31, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company's fourth quarter 2011 compared to the third quarter 2011 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 8 through 15 of this release.

Net revenues increased by $10.7 million (1.5%) to $716.8 million in the fourth quarter from $706.1 million in the third quarter 2011. The increase was principally due to increases in performance fees and other revenue earned in the fourth quarter compared to the third quarter, offset by decreases in management fees and service distribution fees. Foreign exchange rate changes decreased fourth quarter net revenues by $6.1 million when compared to the third quarter 2011.

Investment management fees, as adjusted, decreased $33.3 million (4.1%) to $770.8 million in the fourth quarter from $804.1 million in the third quarter 2011. The decrease in management fees correlates with lower average AUM. Additionally, the average AUM reduction was weighted towards the higher fee-earning equity asset class. Foreign exchange rate changes decreased fourth quarter management fees by $7.7 million when compared to third quarter 2011.

Service and distribution fees, as adjusted, decreased $8.0 million (4.2%) to $181.1 million in the fourth quarter from $189.1 million in the third quarter 2011, also correlating with lower average AUM.

Performance fees, as adjusted, in the fourth quarter were $24.0 million compared to $3.0 million in the third quarter 2011. The fourth quarter fees were earned by the private wealth management and real estate teams. Other revenues, as adjusted, increased by $18.2 million in the fourth quarter to $44.9 million compared to $26.7 million in the third quarter 2011, principally due to transaction fees related to private equity and real estate activities.

Third-party distribution, service and advisory expenses, as adjusted, were $304.0 million in the fourth quarter compared to $316.8 million in the third quarter 2011. The decrease of $12.8 million (4.0%) primarily reflects the decrease in investment management fees and service and distribution fees, partially offset by an increase in distribution fees payable to third-parties linked to earned real estate performance fee and transaction fee revenues. Foreign exchange rate changes decreased the fourth quarter third-party distribution, services and advisory expenses by $2.6 million.

Total operating expenses, as adjusted, increased by $10.1 million (2.2%) to $460.5 million in the fourth quarter from $450.4 million in the third quarter 2011. Foreign exchange rate changes decreased operating expenses, as adjusted, by $4.2 million when compared to the third quarter 2011.

Employee compensation expenses, as adjusted, increased by $6.0 million (2.0%) to $312.3 million in the fourth quarter from $306.3 million in the third quarter 2011. The increase is primarily in variable compensation, particularly bonuses linked to fourth quarter performance fees and transaction fees. Foreign exchange rate changes decreased fourth quarter employee compensation expenses by $2.7 million when compared to the third quarter 2011.

Marketing expenses, as adjusted, decreased by $2.3 million (9.4%) to $22.1 million in the fourth quarter from $24.4 million in the third quarter 2011.

Property, office and technology expenses, as adjusted, decreased $0.9 million (1.4%) to $61.9 million in the fourth quarter from $62.8 million in the third quarter 2011.

General and administrative expenses, as adjusted, increased $7.3 million (12.8%) to $64.2 million in the fourth quarter from $56.9 million in the third quarter 2011. Approximately half of the increase is attributable to an elevated level of business activities in the fourth quarter, with the remaining increase resulting from unusual items.

Non-operating other income and expenses, as adjusted, included reduced equity in earnings from partnership investments and reduced gains from seed investments in the fourth quarter when compared to the third quarter. The effective tax rate increased to 22.9% for the fourth quarter from 22.5% for the third quarter 2011. The third quarter tax rate benefited from the release of a provision made for uncertain tax positions. Additionally, the fourth quarter rate was lower than anticipated due to adjustments to tax positions to reflect actual tax returns filed.

U.S. GAAP Earnings

Operating revenues decreased 0.1% to $997.1 million in the fourth quarter from $997.8 million in the third quarter 2011. Operating expenses increased by 2.0% to $785.5 million in the fourth quarter from $770.0 million in the third quarter 2011.

Operating expenses included $5.5 million of transaction and integration charges incurred in the fourth quarter compared to $4.7 million in the third quarter 2011. Operating expenses also included $7.7 million of European infrastructure expenses for the fourth quarter compared to $5.3 million for the third quarter. Fourth quarter non-operating other income and expenses includes a $45.0 million credit related to the settlement of litigation arising from the 2007 departure of certain investment professionals to a competitor. Legal fees associated with this litigation were $3.6 million and are included within operating expenses.

The effective tax rate, excluding noncontrolling interests, increased to 27.3% for the fourth quarter from 26.2% for the third quarter 2011 due to the same factors discussed above.

Capital Management

Cash and cash equivalents were $727.4 million at December 31, 2011 compared to $757.0 million at September 30, 2011. Total debt was $1,284.7 million at December 31, 2011 compared to $1,389.7 million at September 30, 2011, the reduction reflecting repayment of $105.0 million of the credit facility. The credit facility balance was $539.0 million at December 31, 2011 compared to $644.0 million at September 30, 2011.

During the fourth quarter, the company repurchased $103.5 million of its shares, representing 5.3 million shares at a weighted average share price of $19.35. There were no share repurchases during the third quarter. Share repurchases under the company's share repurchase program in 2011 totaled $436.5 million with $732.0 million remaining authorized under the program at December 31, 2011.

Today the company is announcing a fourth-quarter cash dividend of 12.25 cents per share to holders of common shares. The dividend is payable on March 9, 2012 to shareholders of record at the close of business on February 23, 2012.

Headcount

As of December 31, 2011, the company had 6,162 employees compared to 6,192 employees as at September 30, 2011.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, January 26, 2012, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers and 0800-279-3953 for U.K. callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Thursday, February 23, 2012 at 5:00 p.m. ET by calling 1-866-490-2541 for U.S. and Canadian callers or 1-203-369-1697 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco's Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC's Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2011	2010	% Change
Adjusted revenues
Investment management fees	$3,235.3	$2,818.4	14.8%
Service and distribution fees	775.1	645.5	20.1%
Performance fees	38.4	26.1	47.1%
Other	136.5	95.6	42.8%
Third-party distribution, service and advisory	(1,286.9)	(1,064.5)	20.9%
Net revenues	2,898.4	2,521.1	15.0%

Adjusted operating expenses
Employee compensation	1,229.2	1,097.0	12.1%
Marketing	99.5	79.8	24.7%
Property, office and technology	251.8	241.0	4.5%
General and administrative	249.0	205.6	21.1%
Total adjusted operating expenses	1,829.5	1,623.4	12.7%

Adjusted operating income	1,068.9	897.7	19.1%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	9.2	16.9	(45.6)%
Interest and dividend income	16.6	8.8	88.6%
Interest expense	(61.8)	(58.6)	5.5%
Other gains and losses, net	6.7	1.4	378.6%
Adjusted income before income taxes	1,039.6	866.2	20.0%
Adjusted income tax provision	(258.1)	(229.3)	12.6%
Adjusted net income	781.5	636.9	22.7%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	0.1	2.8	(96.4)%
Adjusted net income attributable to common shareholders	$781.6	$639.7	22.2%

Adjusted diluted EPS	$1.68	$1.38	21.7%

Average diluted shares outstanding	464.7	463.2	0.3%

Ending Headcount	6,162	5,617	9.7%

Ending AUM (in billions)	$625.3	$616.5	1.4%

Average AUM (in billions)	$634.3	$532.3	19.2%

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q4-11	Q3-11	% Change	Q4-10	% Change
Adjusted revenues
Investment management fees	$770.8	$804.1	(4.1)%	$799.1	(3.5)%
Service and distribution fees	181.1	189.1	(4.2)%	202.0	(10.3)%
Performance fees	24.0	3.0	N/A	18.7	28.3%
Other	44.9	26.7	68.2%	34.6	29.8%
Third-party distribution, service and advisory	(304.0)	(316.8)	(4.0)%	(318.4)	(4.5)%
Net revenues	716.8	706.1	1.5%	736.0	(2.6)%

Adjusted operating expenses
Employee compensation	312.3	306.3	2.0%	305.1	2.4%
Marketing	22.1	24.4	(9.4)%	26.2	(15.6)%
Property, office and technology	61.9	62.8	(1.4)%	66.3	(6.6)%
General and administrative	64.2	56.9	12.8%	58.2	10.3%
Total adjusted operating expenses	460.5	450.4	2.2%	455.8	1.0%

Adjusted operating income	256.3	255.7	0.2%	280.2	(8.5)%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	(1.1)	3.0	N/A	7.3	N/A
Interest and dividend income	6.2	4.5	37.8%	2.5	148.0%
Interest expense	(14.3)	(15.3)	(6.5)%	(16.0)	(10.6)%
Other gains and losses, net	(0.1)	0.3	N/A	5.6	N/A
Adjusted income before income taxes	247.0	248.2	(0.5)%	279.6	(11.7)%
Adjusted income tax provision	(56.5)	(55.9)	1.1%	(73.5)	(23.1)%
Adjusted net income	190.5	192.3	(0.9)%	206.1	(7.6)%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	—	—	N/A	3.2	(100.0)%
Adjusted net income attributable to common shareholders	$190.5	$192.3	(0.9)%	$209.3	(9.0)%

Adjusted diluted EPS	$0.42	$0.42	—%	$0.44	(4.5)%

Average diluted shares outstanding	458.3	461.0	(0.6)%	473.1	(3.1)%

Ending Headcount	6,162	6,192	(0.5)%	5,617	9.7%

Ending AUM (in billions)	$625.3	$598.4	4.5%	$616.5	1.4%

Average AUM (in billions)	$621.7	$632.7	(1.7)%	$616.0	0.9%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$3,138.5	$50.0	$—	$—	$—	$46.8	$—	$3,235.3
Service and distribution fees	780.3	—	—	(5.2)	—	—	—	775.1
Performance fees	37.9	—	—	—	—	0.5	—	38.4
Other	135.5	1.0	—	—	—	—	—	136.5
Third-party distribution, service and advisory	—	(9.6)	(1,282.5)	5.2	—	—	—	(1,286.9)
Total operating revenues reconciled to net revenues	4,092.2	41.4	(1,282.5)	—	—	47.3	—	2,898.4

Operating expenses
Employee compensation	1,246.2	11.4	—	(15.0)	(5.8)	—	(7.6)	1,229.2
Third-party distribution, service and advisory	1,282.5	—	(1,282.5)	—	—	—	—	—
Marketing	86.0	3.1	—	—	—	—	10.4	99.5
Property, office and technology	254.6	3.1	—	—	—	—	(5.9)	251.8
General and administrative	295.4	4.6	—	(29.0)	—	(13.0)	(9.0)	249.0
Transaction and integration	29.4	—	—	(29.4)	—	—	—	—
Total operating expenses	3,194.1	22.2	(1,282.5)	(73.4)	(5.8)	(13.0)	(12.1)	1,829.5

Operating income reconciled to adjusted operating income	898.1	19.2	—	73.4	5.8	60.3	12.1	1,068.9

Other income/(expense)
Equity in earnings of unconsolidated affiliates	30.5	(21.5)	—	—	—	0.2	—	9.2
Interest and dividend income	11.0	2.3	—	—	(4.9)	8.2	—	16.6
Interest income of consolidated investment products	307.2	—	—	—	—	(307.2)	—	—
Gains/(losses) of consolidated investment products, net	(138.9)	—	—	—	—	138.9	—	—
Interest expense	(61.8)	—	—	—	—	—	—	(61.8)
Interest expense of consolidated investment products	(187.0)	—	—	—	—	187.0	—	—
Other gains and losses, net	49.0	—	—	—	2.7	—	(45.0)	6.7
Income before income taxes	908.1	—	—	73.4	3.6	87.4	(32.9)	1,039.6
Income tax provision	(286.1)	—	—	11.4	(1.1)	—	17.7	(258.1)
Net income	622.0	—	—	84.8	2.5	87.4	(15.2)	781.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	107.7	—	—	—	—	(107.6)	—	0.1
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$729.7	$—	$—	$84.8	$2.5	($20.2)	($15.2)	$781.6

Operating margin	21.9%					Adjusted operating margin		36.9%

Average diluted shares outstanding	464.7					Average diluted shares outstanding		464.7

Diluted EPS	$1.57					Adjusted diluted EPS		$1.68

See pages 13 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$2,720.9	$52.2	$—	$—	$—	$45.3	$—	$2,818.4
Service and distribution fees	645.5	—	—	—	—	—	—	645.5
Performance fees	26.1	—	—	—	—	—	—	26.1
Other	95.2	0.7	—	—	—	(0.3)	—	95.6
Third-party distribution, service and advisory	—	(10.7)	(1,053.8)	—	—	—	—	(1,064.5)
Total operating revenues reconciled to net revenues	3,487.7	42.2	(1,053.8)	—	—	45.0	—	2,521.1

Operating expenses
Employee compensation	1,114.9	11.4	—	(20.0)	(9.3)	—	—	1,097.0
Third-party distribution, service and advisory	1,053.8	—	(1,053.8)	—	—	—	—	—
Marketing	78.5	1.3	—	—	—	—	—	79.8
Property, office and technology	238.4	2.6	—	—	—	—	—	241.0
General and administrative	262.2	4.0	—	(26.5)	—	(9.9)	(24.2)	205.6
Transaction and integration	150.0	—	—	(150.0)	—	—	—	—
Total operating expenses	2,897.8	19.3	(1,053.8)	(196.5)	(9.3)	(9.9)	(24.2)	1,623.4

Operating income reconciled to adjusted operating income	589.9	22.9	—	196.5	9.3	54.9	24.2	897.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	40.2	(24.0)	—	—	—	0.7	—	16.9
Interest and dividend income	10.4	1.1	—	—	(2.7)	—	—	8.8
Interest income of consolidated investment products	240.9	—	—	—	—	(240.9)	—	—
Gains/(losses) of consolidated investment products, net	114.0	—	—	—	—	(114.0)	—	—
Interest expense	(58.6)	—	—	—	—	—	—	(58.6)
Interest expense of consolidated investment products	(118.6)	—	—	—	—	118.6	—	—
Other gains and losses, net	15.6	—	—	—	(14.2)	—	—	1.4
Income before income taxes	833.8	—	—	196.5	(7.6)	(180.7)	24.2	866.2
Income tax provision	(197.0)	—	—	(27.4)	2.3	—	(7.2)	(229.3)
Net income	636.8	—	—	169.1	(5.3)	(180.7)	17.0	636.9
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(171.1)	—	—	—	—	173.9	—	2.8
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$465.7	$—	$—	$169.1	($5.3)	($6.8)	$17.0	$639.7

Operating margin	16.9%					Adjusted operating margin		35.6%

Average diluted shares outstanding	463.2					Average diluted shares outstanding		463.2

Diluted EPS	$1.01					Adjusted diluted EPS		$1.38

See pages 13 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$747.6	$11.6	$—	$—	$—	$11.6	$—	$770.8
Service and distribution fees	181.1	—	—	—	—	—	—	181.1
Performance fees	23.9	—	—	—	—	0.1	—	24.0
Other	44.5	0.4	—	—	—	—	—	44.9
Third-party distribution, service and advisory	—	(2.2)	(301.8)	—	—	—	—	(304.0)
Total operating revenues reconciled to net revenues	997.1	9.8	(301.8)	—	—	11.7	—	716.8

Operating expenses
Employee compensation	316.5	2.5	—	—	(5.5)	—	(1.2)	312.3
Third-party distribution, service and advisory	301.8	—	(301.8)	—	—	—	—	—
Marketing	21.1	1.0	—	—	—	—	—	22.1
Property, office and technology	66.0	0.9	—	—	—	—	(5.0)	61.9
General and administrative	74.6	1.1	—	(3.7)	—	(3.0)	(4.8)	64.2
Transaction and integration	5.5	—	—	(5.5)	—	—	—	—
Total operating expenses	785.5	5.5	(301.8)	(9.2)	(5.5)	(3.0)	(11.0)	460.5

Operating income reconciled to adjusted operating income	211.6	4.3	—	9.2	5.5	14.7	11.0	256.3

Other income/(expense)
Equity in earnings of unconsolidated affiliates	4.9	(5.1)	—	—	—	(0.9)	—	(1.1)
Interest and dividend income	2.7	0.8	—	—	(0.2)	2.9	—	6.2
Interest income of consolidated investment products	73.6	—	—	—	—	(73.6)	—	—
Gains/(losses) of consolidated investment products, net	104.4	—	—	—	—	(104.4)	—	—
Interest expense	(14.3)	—	—	—	—	—	—	(14.3)
Interest expense of consolidated investment products	(51.8)	—	—	—	—	51.8	—	—
Other gains and losses, net	54.8	—	—	—	(9.9)	—	(45.0)	(0.1)
Income before income taxes	385.9	—	—	9.2	(4.6)	(109.5)	(34.0)	247.0
Income tax provision	(76.0)	—	—	3.2	1.4	—	14.9	(56.5)
Net income	309.9	—	—	12.4	(3.2)	(109.5)	(19.1)	190.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(107.6)	—	—	—	—	107.6	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$202.3	$—	$—	$12.4	($3.2)	($1.9)	($19.1)	$190.5

Operating margin	21.2%					Adjusted operating margin		35.8%

Average diluted shares outstanding	458.3					Average diluted shares outstanding		458.3

Diluted EPS	$0.44					Adjusted diluted EPS		$0.42

See pages 13 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$779.5	$12.7	$—	$—	$—	$11.9	$—	$804.1
Service and distribution fees	189.1	—	—	—	—	—	—	189.1
Performance fees	2.6	—	—	—	—	0.4	—	3.0
Other	26.6	0.1	—	—	—	—	—	26.7
Third-party distribution, service and advisory	—	(2.4)	(314.4)	—	—	—	—	(316.8)
Total operating revenues reconciled to net revenues	997.8	10.4	(314.4)	—	—	12.3	—	706.1

Operating expenses
Employee compensation	305.5	2.8	—	(5.0)	6.3	—	(3.3)	306.3
Third-party distribution, service and advisory	314.4	—	(314.4)	—	—	—	—	—
Marketing	13.1	0.9	—	—	—	—	10.4	24.4
Property, office and technology	62.7	0.8	—	—	—	—	(0.7)	62.8
General and administrative	69.6	1.2	—	(9.8)	—	(2.8)	(1.3)	56.9
Transaction and integration	4.7	—	—	(4.7)	—	—	—	—
Total operating expenses	770.0	5.7	(314.4)	(19.5)	6.3	(2.8)	5.1	450.4

Operating income reconciled to adjusted operating income	227.8	4.7	—	19.5	(6.3)	15.1	(5.1)	255.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	8.1	(5.2)	—	—	—	0.1	—	3.0
Interest and dividend income	3.8	0.5	—	—	(2.4)	2.6	—	4.5
Interest income of consolidated investment products	79.6	—	—	—	—	(79.6)	—	—
Gains/(losses) of consolidated investment products, net	(93.1)	—	—	—	—	93.1	—	—
Interest expense	(15.3)	—	—	—	—	—	—	(15.3)
Interest expense of consolidated investment products	(48.7)	—	—	—	—	48.7	—	—
Other gains and losses, net	(19.7)	—	—	—	20.0	—	—	0.3
Income before income taxes	142.5	—	—	19.5	11.3	80.0	(5.1)	248.2
Income tax provision	(59.1)	—	—	3.1	(3.4)	—	3.5	(55.9)
Net income	83.4	—	—	22.6	7.9	80.0	(1.6)	192.3
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	83.5	—	—	—	—	(83.5)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$166.9	$—	$—	$22.6	$7.9	($3.5)	($1.6)	$192.3

Operating margin	22.8%					Adjusted operating margin		36.2%

Average diluted shares outstanding	461.0					Average diluted shares outstanding		461.0

Diluted EPS	$0.36					Adjusted diluted EPS		$0.42

See pages 13 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling adjustments	Non-GAAP basis

Operating revenues
Investment management fees	$773.7	$13.5	$—	$—	$—	$11.9	$—	$799.1
Service and distribution fees	202.0	—	—	—	—	—	—	202.0
Performance fees	18.7	—	—	—	—	—	—	18.7
Other	34.1	0.5	—	—	—	—	—	34.6
Third-party distribution, service and advisory	—	(2.8)	(315.6)	—	—	—	—	(318.4)
Total operating revenues reconciled to net revenues	1,028.5	11.2	(315.6)	—	—	11.9	—	736.0

Operating expenses
Employee compensation	312.7	2.9	—	(5.0)	(5.5)	—	—	305.1
Third-party distribution, service and advisory	315.6	—	(315.6)	—	—	—	—	—
Marketing	25.6	0.6	—	—	—	—	—	26.2
Property, office and technology	65.6	0.7	—	—	—	—	—	66.3
General and administrative	83.6	1.0	—	(8.8)	—	(2.3)	(15.3)	58.2
Transaction and integration	26.7	—	—	(26.7)	—	—	—	—
Total operating expenses	829.8	5.2	(315.6)	(40.5)	(5.5)	(2.3)	(15.3)	455.8

Operating income reconciled to adjusted operating income	198.7	6.0	—	40.5	5.5	14.2	15.3	280.2

Other income/(expense)
Equity in earnings of unconsolidated affiliates	13.3	(6.3)	—	—	—	0.3	—	7.3
Interest and dividend income	3.6	0.3	—	—	(1.4)	—	—	2.5
Interest income of consolidated investment products	65.0	—	—	—	—	(65.0)	—	—
Gains/(losses) of consolidated investment products, net	(28.0)	—	—	—	—	28.0	—	—
Interest expense	(16.0)	—	—	—	—	—	—	(16.0)
Interest expense of consolidated investment products	(36.6)	—	—	—	—	36.6	—	—
Other gains and losses, net	12.4	—	—	—	(6.8)	—	—	5.6
Income before income taxes, including gains and losses attributable to noncontrolling interests	212.4	—	—	40.5	(2.7)	14.1	15.3	279.6
Income tax provision	(55.7)	—	—	(14.4)	0.9	—	(4.3)	(73.5)
Net income, including gains and losses attributable to noncontrolling interests	156.7	—	—	26.1	(1.8)	14.1	11.0	206.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	18.5	—	—	—	—	(15.3)	—	3.2
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$175.2	$—	$—	$26.1	($1.8)	($1.2)	$11.0	$209.3

Operating margin	19.3%				Adjusted operating margin			38.1%

Average diluted shares outstanding	473.1				Average diluted shares outstanding			473.1

Diluted EPS	$0.37				Adjusted diluted EPS			$0.44

See pages 13 through 15 for notes to the reconciliation.

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated Income Statements to Non-GAAP Condensed Consolidated Income Statement Information

The following are notes to the reconciliations presented on pages 8 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the most recent Form 10-Q and the Form 10-K for the year ended December 31, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization, amortization of prepaid compensation related to the October 2006 acquisition of W.L. Ross & Co. and all related tax effects. Additionally, acquisition-related reconciling items include changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, which are offset in the period by increased amortization related to the write-off of related management contract intangible assets. Adjustment amounts are as follows:

in millions	Q4-11	Q3-11	Q4-10	2011	2010
Service and distribution fees	$—	$—	$—	($5.2)	$—
Third-party distribution, service and advisory expenses	—	—	—	5.2	—
Transaction and integration	5.5	4.7	26.7	29.4	150.0
Taxation on transaction and integration	(2.1)	(1.8)	(21.3)	(11.2)	(46.9)
Intangible amortization	6.1	14.2	12.6	42.2	30.3
Taxation on amortization	(1.0)	(1.1)	(1.1)	(4.4)	(2.9)
Prepaid compensation amortization	—	5.0	5.0	15.0	20.0
Deferred taxation	6.3	6.0	6.7	27.0	21.1
Change in contingent consideration estimates	(2.4)	(4.4)	(3.8)	(13.2)	(3.8)
Taxation on change in contingent consideration estimates	—	—	1.3	—	1.3
	$12.4	$22.6	$26.1	$84.8	$169.1

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels.  The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China.  Enhancing operations in China is one effort that the company believes could improve its competitive position over time.  U.S. GAAP requires classification of the pre-tax joint venture income as equity in earnings of unconsolidated affiliates.  The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products

Certain collateralized loan obligation products were consolidated on January 1, 2010, upon adoption of additional guidance included in Accounting Standards Codification Topic 810 “Consolidation.”

Management and performance fees earned by the company which were eliminated from operating revenues upon consolidation of investment products were $11.7 million in the fourth quarter (third quarter 2011: $12.3 million; fourth quarter 2010: $11.9 million; 2011: $47.3 million; 2010: $45.3 million). There were no other revenues recorded by the consolidated investment products for the year (2010: $0.3 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back into net revenues while other revenues are excluded. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $1.9 million in net income attributable to common shareholders in the fourth quarter U.S. GAAP earnings (third quarter 2011: $3.5 million; fourth quarter 2010: $1.2 million; 2011: $20.2 million; 2010: $6.8 million). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $5.5 million in the fourth quarter (third quarter 2011: $6.3 million depreciation; fourth quarter 2010: $5.5 million appreciation; 2011: $5.8 million appreciation; 2010: $9.3 million appreciation) with an investment gain, net of interest and dividend income, of $10.1 million in the fourth quarter (third quarter 2011: $17.6 million loss; fourth quarter 2010: $8.2 million gain; 2011: $2.2 million gain; 2010: $16.9 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $1.4 million in the fourth quarter (third quarter 2011: $3.4 million credit; fourth quarter 2010: $0.9 million charge; 2011: $1.1 million credit; 2010: $2.3 million charge), result in a net income deduction of $3.2 million for the fourth quarter (third quarter 2011: $7.9 million addition; fourth quarter 2010: $1.8 million deduction; 2011: $2.5 million addition; 2010: $5.3 million deduction).

6.	Other reconciling items

•
European infrastructure: As announced earlier this year, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. For the fourth quarter 2011, this adjustment includes $1.2 million in compensation expenses, primarily due to severance costs (third quarter 2011: $3.3 million; 2011: $7.6 million; 2010: none); $1.5 million in general and administrative costs, primarily related to consulting services (third quarter 2011: $1.3 million; 2011: $5.3 million; 2010: none); and $5.0 million of property and technology costs (third quarter 2011: $0.7 million; 2011: $5.9 million; 2010: none). The company's income tax provision included tax benefits of $0.8 million in the fourth quarter 2011 relating to this charge (third quarter 2011: $0.5 million; 2011: $1.9 million; 2010: none).

•
Included within other gains and losses in the fourth quarter and year ended December 31, 2011 is a credit of $45.0 million related to the settlement of litigation arising from the 2007 departure of certain investment professionals. Included within general and administrative expenses are legal fees associated with this litigation of $3.6 million for the year. The company's income tax provision included a taxation charge of $15.6 million related to the settlement credit, net of legal fees.

•
Included within marketing expenses in the third quarter and year ended December 31, 2011 is a credit of $10.4 million related to the termination of naming rights to the Denver Broncos stadium that occurred during the third quarter. The company's income tax provision included a taxation charge of $4.0 million in the third quarter 2011 and year ended December 31, 2011 relating to the credit.

•
Included within general and administrative expenses in the fourth quarter and year ended December 31, 2010 was a charge of $15.3 million relating to a levy from the U.K. Financial Services Compensation Scheme. The company's tax provision included tax benefits of $4.3 million relating to this charge. An additional $0.4 million charge was recorded in the first quarter and year ended December 31, 2011 reflecting revised estimates of the levy. The company's tax provision included tax benefits of $0.1 million relating to this revision.

•
Included within general and administrative expenses in the year ended December 31, 2010 was a charge of $8.9 million representing reimbursement costs from the correction of historical foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds. The company's income tax provision included tax benefits of $2.9 million related to this charge. A $0.3 million credit was recorded in the fourth quarter and year ended December 31, 2011 reflecting the final amount reimbursed, together with an associated $0.1 million tax charge.

Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2011	2010	% Change
Operating revenues
Investment management fees	$3,138.5	$2,720.9	15.3%
Service and distribution fees	780.3	645.5	20.9%
Performance fees	37.9	26.1	45.2%
Other	135.5	95.2	42.3%
Total operating revenues	4,092.2	3,487.7	17.3%

Operating expenses
Employee compensation	1,246.2	1,114.9	11.8%
Third-party distribution, service and advisory	1,282.5	1,053.8	21.7%
Marketing	86.0	78.5	9.6%
Property, office and technology	254.6	238.4	6.8%
General and administrative	295.4	262.2	12.7%
Transaction and integration	29.4	150.0	(80.4)%
Total operating expenses	3,194.1	2,897.8	10.2%

Operating income	898.1	589.9	52.2%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	30.5	40.2	(24.1)%
Interest and dividend income	11.0	10.4	5.8%
Interest income of consolidated investment products	307.2	240.9	27.5%
Gains/(losses) of consolidated investment products, net	(138.9)	114.0	N/A
Interest expense	(61.8)	(58.6)	5.5%
Interest expense of consolidated investment products	(187.0)	(118.6)	57.7%
Other gains and losses, net	49.0	15.6	214.1%
Income before income taxes	908.1	833.8	8.9%
Income tax provision	(286.1)	(197.0)	45.2%
Net income	622.0	636.8	(2.3)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	107.7	(171.1)	N/A
Net income attributable to common shareholders	$729.7	$465.7	56.7%

Earnings per share:
---basic	$1.58	$1.01	56.4%
---diluted	$1.57	$1.01	55.4%

Average shares outstanding:
---basic	462.9	460.4	0.5%
---diluted	464.7	463.2	0.3%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-11	Q3-11	% Change	Q4-10	% Change
Operating revenues
Investment management fees	$747.6	$779.5	(4.1)%	$773.7	(3.4)%
Service and distribution fees	181.1	189.1	(4.2)%	202.0	(10.3)%
Performance fees	23.9	2.6	N/A	18.7	27.8%
Other	44.5	26.6	67.3%	34.1	30.5%
Total operating revenues	997.1	997.8	(0.1)%	1,028.5	(3.1)%

Operating expenses
Employee compensation	316.5	305.5	3.6%	312.7	1.2%
Third-party distribution, service and advisory	301.8	314.4	(4.0)%	315.6	(4.4)%
Marketing	21.1	13.1	61.1%	25.6	(17.6)%
Property, office and technology	66.0	62.7	5.3%	65.6	0.6%
General and administrative	74.6	69.6	7.2%	83.6	(10.8)%
Transaction and integration	5.5	4.7	17.0%	26.7	(79.4)%
Total operating expenses	785.5	770.0	2.0%	829.8	(5.3)%

Operating income	211.6	227.8	(7.1)%	198.7	6.5%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	4.9	8.1	(39.5)%	13.3	(63.2)%
Interest and dividend income	2.7	3.8	(28.9)%	3.6	(25.0)%
Interest income of consolidated investment products	73.6	79.6	(7.5)%	65.0	13.2%
Gains/(losses) of consolidated investment products, net	104.4	(93.1)	N/A	(28.0)	N/A
Interest expense	(14.3)	(15.3)	(6.5)%	(16.0)	(10.6)%
Interest expense of consolidated investment products	(51.8)	(48.7)	6.4%	(36.6)	41.5%
Other gains and losses, net	54.8	(19.7)	N/A	12.4	N/A
Income before income taxes	385.9	142.5	170.8%	212.4	81.7%
Income tax provision	(76.0)	(59.1)	28.6%	(55.7)	36.4%
Net income	309.9	83.4	271.6%	156.7	97.8%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(107.6)	83.5	N/A	18.5	N/A
Net income attributable to common shareholders	$202.3	$166.9	21.2%	$175.2	15.5%

Earnings per share:
---basic	$0.44	$0.36	22.2%	$0.37	18.9%
---diluted	$0.44	$0.36	22.2%	$0.37	18.9%

Average shares outstanding:
---basic	456.8	459.5	(0.6)%	470.5	(2.9)%
---diluted	458.3	461.0	(0.6)%	473.1	(3.1)%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-11	Q3-11	% Change	Q4-10
Beginning Assets	$598.4	$653.7	(8.5)%	$604.5
Long-term inflows	41.1	45.9	(10.5)%	40.4
Long-term outflows	(35.5)	(42.6)	(16.7)%	(57.4)
Long-term net flows	5.6	3.3	69.7%	(17.0)
Net flows in institutional money market funds	0.4	(1.1)	N/A	(1.6)
Market gains and losses/reinvestment	20.8	(52.2)	N/A	24.2
Acquisitions/(dispositions), net	—	—	N/A	5.0
Foreign currency translation	0.1	(5.3)	N/A	1.4
Ending Assets	$625.3	$598.4	4.5%	$616.5

Average long-term AUM	$552.1	$564.3	(2.2)%	$550.9
Average institutional money market AUM	69.6	68.4	1.8%	65.1
Average AUM	$621.7	$632.7	(1.7)%	$616.0
Gross revenue yield on AUM(b)	64.5bps	63.4bps		67.2bps
Gross revenue yield on AUM before performance fees(b)	62.9bps	63.2bps		66.0bps
Net revenue yield on AUM(c)	46.1bps	44.6bps		47.8bps
Net revenue yield on AUM before performance fees(c)	44.6bps	44.5bps		46.6bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
September 30, 2011	$598.4	$511.0	$87.4
Long-term inflows	41.1	21.6	19.5
Long-term outflows	(35.5)	(21.8)	(13.7)
Long-term net flows	5.6	(0.2)	5.8
Net flows in institutional money market funds	0.4	0.4	—
Market gains and losses/reinvestment	20.8	17.8	3.0
Foreign currency translation	0.1	—	0.1
December 31, 2011	$625.3	$529.0	$96.3

Average AUM	$621.7	$528.1	$93.6
Gross revenue yield on AUM(b)	64.5bps	74.1bps	10.6bps
Net revenue yield on AUM(c)	46.1bps	52.4bps	10.6bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2011	$598.4	$354.4	$227.2	$16.8
Long-term inflows	41.1	30.2	9.9	1.0
Long-term outflows	(35.5)	(29.0)	(6.0)	(0.5)
Long-term net flows	5.6	1.2	3.9	0.5
Net flows in institutional money market funds	0.4	—	0.4	—
Market gains and losses/reinvestment	20.8	18.1	2.1	0.6
Foreign currency translation	0.1	0.2	(0.1)	—
December 31, 2011	$625.3	$373.9	$233.5	$17.9

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
September 30, 2011	$598.4	$253.2	$146.7	$41.5	$73.6	$83.4
Long-term inflows	41.1	22.6	6.4	3.3	0.6	8.2
Long-term outflows	(35.5)	(21.8)	(5.4)	(1.7)	(0.6)	(6.0)
Long-term net flows	5.6	0.8	1.0	1.6	—	2.2
Net flows in institutional money market funds	0.4	—	—	—	0.4	—
Market gains and losses/reinvestment	20.8	17.0	1.3	1.4	—	1.1
Foreign currency translation	0.1	—	—	0.1	—	—
December 31, 2011	$625.3	$271.0	$149.0	$44.6	$74.0	$86.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2011	$598.4	$411.0	$22.8	$86.7	$31.9	$46.0
Long-term inflows	41.1	28.2	0.6	3.0	3.2	6.1
Long-term outflows	(35.5)	(24.8)	(1.3)	(3.0)	(3.4)	(3.0)
Long-term net flows	5.6	3.4	(0.7)	—	(0.2)	3.1
Net flows in institutional money market funds	0.4	0.2	—	—	—	0.2
Market gains and losses/reinvestment	20.8	15.4	0.8	3.4	0.7	0.5
Foreign currency translation	0.1	—	0.5	(0.3)	(0.4)	0.3
December 31, 2011	$625.3	$430.0	$23.4	$89.8	$32.0	$50.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	Dec 31, 2011	Dec 31, 2010	% Change
Beginning Assets	$616.5	$459.5	34.2%
Long-term inflows	177.6	154.7	14.8%
Long-term outflows	(158.4)	(149.2)	6.2%
Long-term net flows	19.2	5.5	249.1%
Net flows in institutional money market funds	5.3	(15.5)	N/A
Market gains and losses/reinvestment	(15.3)	43.9	N/A
Acquisitions/(dispositions), net (g)	—	121.5	(100.0)%
Foreign currency translation	(0.4)	1.6	N/A
Ending Assets	$625.3	$616.5	1.4%

Average long-term AUM	$566.0	$463.5	22.1%
Average institutional money market AUM	68.3	68.8	(0.7)%
Average AUM	$634.3	$532.3	19.2%
Gross revenue yield on AUM(a,b)	64.9bps	66.0bps
Gross revenue yield on AUM before performance fees(a,b)	64.3bps	65.5bps
Net revenue yield on AUM(a,c)	45.7bps	47.4bps
Net revenue yield on AUM before performance fees(a,c)	45.1bps	46.9bps

(in billions)	Total AUM	AUM ex ETF, UIT and Passive	ETF, UIT and Passive
December 31, 2010	$616.5	$535.7	$80.8
Long-term inflows	177.6	106.3	71.3
Long-term outflows	(158.4)	(104.6)	(53.8)
Long-term net flows	19.2	1.7	17.5
Net flows in institutional money market funds	5.3	5.3	—
Market gains and losses/reinvestment	(15.3)	(13.2)	(2.1)
Foreign currency translation	(0.4)	(0.5)	0.1
December 31, 2011	$625.3	$529.0	$96.3

Average AUM	$634.3	$543.0	$91.3
Gross revenue yield on AUM(a,b)	64.9bps	74.0bps	10.8bps
Net revenue yield on AUM(a,c)	45.7bps	51.6bps	10.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010(a)	$616.5	$378.1	$221.4	$17.0
Long-term inflows	177.6	135.4	38.7	3.5
Long-term outflows	(158.4)	(126.3)	(29.8)	(2.3)
Long-term net flows	19.2	9.1	8.9	1.2
Net flows in institutional money market funds	5.3	—	5.3	—
Market gains and losses/reinvestment	(15.3)	(12.3)	(2.7)	(0.3)
Foreign currency translation	(0.4)	(1.0)	0.6	—
December 31, 2011	$625.3	$373.9	$233.5	$17.9

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2010(a)	$616.5	$294.0	$132.0	$43.5	$68.3	$78.7
Long-term inflows	177.6	94.2	38.8	10.9	2.2	31.5
Long-term outflows	(158.4)	(102.1)	(25.1)	(7.9)	(2.0)	(21.3)
Long-term net flows	19.2	(7.9)	13.7	3.0	0.2	10.2
Net flows in institutional money market funds	5.3	—	—	—	5.3	—
Market gains and losses/reinvestment(f)	(15.3)	(14.8)	3.2	(1.6)	0.2	(2.3)
Foreign currency translation	(0.4)	(0.3)	0.1	(0.3)	—	0.1
December 31, 2011	$625.3	$271.0	$149.0	$44.6	$74.0	$86.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010	$616.5	$415.4	$27.9	$92.1	$35.3	$45.8
Long-term inflows	177.6	120.4	2.6	14.3	17.2	23.1
Long-term outflows	(158.4)	(106.9)	(5.7)	(13.8)	(18.4)	(13.6)
Long-term net flows	19.2	13.5	(3.1)	0.5	(1.2)	9.5
Net flows in institutional money market funds	5.3	5.7	0.1	(0.7)	(0.1)	0.3
Market gains and losses/reinvestment	(15.3)	(4.6)	(0.8)	(1.6)	(1.6)	(6.7)
Foreign currency translation	(0.4)	—	(0.7)	(0.5)	(0.4)	1.2
December 31, 2011	$625.3	$430.0	$23.4	$89.8	$32.0	$50.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - ETF, UIT & Passive

(in billions)	Q4-11	Q3-11	% Change	Q4-10
Beginning Assets	$87.4	$91.8	(4.8)%	$89.9
Long-term inflows	19.5	18.1	7.7%	15.8
Long-term outflows	(13.7)	(15.4)	(11.0)%	(30.4)
Long-term net flows	5.8	2.7	114.8%	(14.6)
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	3.0	(7.0)	N/A	4.3
Acquisitions/(dispositions), net	—	—	N/A	0.7
Foreign currency translation	0.1	(0.1)	N/A	0.5
Ending Assets	$96.3	$87.4	10.2%	$80.8

Average long-term AUM	93.6	91.4	2.4%	90.2
Average institutional money market AUM	—	—	N/A	—
Average AUM	$93.6	$91.4	2.4%	$90.2
Gross revenue yield on AUM(b)	10.6bps	10.4bps		9.5bps
Gross revenue yield on AUM before performance fees(b)	10.6bps	10.4bps		9.5bps
Net revenue yield on AUM(c)	10.6bps	10.4bps		9.5bps
Net revenue yield on AUM before performance fees(c)	10.6bps	10.4bps		9.5bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2011	$87.4	$71.0	$16.4	$—
Long-term inflows	19.5	15.6	3.9	—
Long-term outflows	(13.7)	(12.8)	(0.9)	—
Long-term net flows	5.8	2.8	3.0	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	3.0	3.1	(0.1)	—
Foreign currency translation	0.1	—	0.1	—
December 31, 2011	$96.3	$76.9	$19.4	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
September 30, 2011	$87.4	$39.7	$29.5	$—	$—	$18.2
Long-term inflows	19.5	13.1	1.7	—	—	4.7
Long-term outflows	(13.7)	(10.3)	(1.2)	—	—	(2.2)
Long-term net flows	5.8	2.8	0.5	—	—	2.5
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	3.0	3.1	—	—	—	(0.1)
Foreign currency translation	0.1	—	—	—	—	0.1
December 31, 2011	$96.3	$45.6	$30.0	$—	$—	$20.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2011	$87.4	$84.1	$—	$—	$1.2	$2.1
Long-term inflows	19.5	16.1	—	—	0.1	3.3
Long-term outflows	(13.7)	(13.6)	—	—	(0.1)	—
Long-term net flows	5.8	2.5	—	—	—	3.3
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	3.0	3.0	—	—	0.1	(0.1)
Foreign currency translation	0.1	—	—	—	—	0.1
December 31, 2011	$96.3	$89.6	$—	$—	$1.3	$5.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - ETF, UIT & Passive

(in billions)	Dec 31, 2011	Dec 31, 2010	% Change
Beginning Assets	$80.8	$53.0	52.5%
Long-term inflows	71.3	70.1	1.7%
Long-term outflows	(53.8)	(65.8)	(18.2)%
Long-term net flows	17.5	4.3	307.0%
Net flows in institutional money market funds	—	—	N/A
Market gains and losses/reinvestment	(2.1)	7.6	N/A
Acquisitions/(dispositions), net (g)	—	14.4	(100.0)%
Foreign currency translation	0.1	1.5	(93.3)%
Ending Assets	$96.3	$80.8	19.2%

Average long-term AUM	91.3	69.7	31.0%
Average institutional money market AUM	—	—	N/A
Average AUM	$91.3	$69.7	31.0%
Gross revenue yield on AUM(b)	10.8bps	10.8bps
Gross revenue yield on AUM before performance fees(b)	10.8bps	10.8bps
Net revenue yield on AUM(c)	10.8bps	10.8bps
Net revenue yield on AUM before performance fees(c)	10.8bps	10.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010(a)	$80.8	$70.6	$10.2	$—
Long-term inflows	71.3	59.9	11.4	—
Long-term outflows	(53.8)	(52.0)	(1.8)	—
Long-term net flows	17.5	7.9	9.6	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	(2.1)	(1.6)	(0.5)	—
Foreign currency translation	0.1	—	0.1	—
December 31, 2011	$96.3	$76.9	$19.4	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
December 31, 2010	$80.8	$42.8	$19.8	$—	$—	$18.2
Long-term inflows	71.3	46.9	12.1	—	—	12.3
Long-term outflows	(53.8)	(42.6)	(2.6)	—	—	(8.6)
Long-term net flows	17.5	4.3	9.5	—	—	3.7
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(2.1)	(1.5)	0.7	—	—	(1.3)
Foreign currency translation	0.1	—	—	—	—	0.1
December 31, 2011	$96.3	$45.6	$30.0	$—	$—	$20.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010(a)	$80.8	$77.3	$—	$—	$1.2	$2.3
Long-term inflows	71.3	67.5	—	—	0.5	3.3
Long-term outflows	(53.8)	(53.4)	—	—	(0.4)	—
Long-term net flows	17.5	14.1	—	—	0.1	3.3
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(2.1)	(1.8)	—	—	—	(0.3)
Foreign currency translation	0.1	—	—	—	—	0.1
December 31, 2011	$96.3	$89.6	$—	$—	$1.3	$5.4

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    The beginning balances were adjusted to reflect certain asset reclassifications.
(b)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $3.1 billion (third quarter 2011: $3.3 billion; fourth quarter 2010: $3.6 billion). For year to date AUM, our share of the average AUM in the twelve months of 2011 for our JVs in China was $3.3 billion (twelve months of 2010: $3.6 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 8 through 15 of this release for a reconciliation of operating revenues to net revenues.
(c)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 15 of this release for a reconciliation of operating revenues to net revenues.
(d)    The alternatives asset class includes absolute return, real estate, commodities, currencies, financial structures, Global Macro, REITS, private capital, and Risk Premia Capture.
(e)    Ending Money Market AUM includes $69.4 billion in institutional money market AUM and $4.6 billion in retail money market AUM.
(f)    As a result of fund mergers in the second quarter of 2011, the market gains and losses / reinvestment line includes $0.9 billion transferred from the balanced to the equity asset class.
(g)    The company acquired $114.6 billion in AUM at June 1, 2010 as part of the acquisition of Morgan Stanley's retail asset management business, including Van Kampen Investments. Other acquisitions during 2010 added $6.9 billion of AUM, net of minor dispositions related to the integration of the acquired business.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	39%	21%	83%	85%	31%	81%
	U.S. Growth	28%	28%	33%	21%	9%	69%
	U.S. Value	7%	100%	96%	89%	92%	96%
	Sector	26%	85%	92%	45%	50%	63%
	U.K.	100%	8%	96%	100%	—%	93%
	Canadian	18%	48%	4%	49%	48%	36%
	Asian	29%	69%	87%	33%	42%	81%
	Continental European	93%	64%	93%	56%	58%	90%
	Global	70%	47%	71%	80%	47%	23%
	Global Ex U.S. and Emerging Markets	80%	87%	98%	74%	77%	78%
Other
	Alternatives	70%	50%	82%	32%	14%	41%
	Balanced	15%	93%	82%	71%	29%	77%
Fixed Income
	Money Market	37%	62%	72%	96%	93%	94%
	U.S. Fixed Income	62%	79%	46%	65%	63%	71%
	Global Fixed Income	27%	92%	66%	18%	77%	80%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 59%, 58%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 69%, and 67% of total Invesco AUM, respectively, as of 12/31/2011. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.